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                                                                   EXHIBIT 23.1


                        Consent of Independent Auditors

The Shareholders
Premier Mortgage Corp.


We consent to the use herein of our report dated March 31, 1997 relating to the consolidated financial statements of Premier Mortgage Corp. and subsidiary as of and for the year ended December 31, 1996, and to the references to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 and related Prospectus of PMCC Financial Corp.



                                                           KPMG Peat Marwick LLP

Jericho, New York
February 11, 1998